                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



   Date of Report (Date of earliest event reported):       MAY 15, 1999
                                                      -----------------------



                             WESTOWER CORPORATION
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            (Exact name of registrant as specified in its charter)




          WASHINGTON              1-132963              91-1825860
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       (State or Other           (Commission           (IRS Employer
       Jurisdiction of           File Number)       Identification No.)
        Incorporation)


              7001 N.E. 40TH AVENUE, VANCOUVER, WASHINGTON  98661
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       (Address of Principal Executive Offices)                (Zip Code)



     REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:    (360) 750-9355
                                                           ----------------



                                NOT APPLICABLE
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         (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.  OTHER EVENTS.
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Agreement and Plan Merger.  On May 15, 1999, Westower Corporation, a Washington
corporation (the "Company"), SpectraSite Holdings, Inc., a Delaware corporation ("SpectraSite"), and W Acquisition Corp., a Washington corporation and wholly-owned subsidiary of SpectraSite ("Acquisition Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement"). A copy of the Merger Agreement is attached hereto as Exhibit 2.1.

The Merger. The Merger Agreement provides for the Merger of Acquisition Sub with and into the Company (the "Merger"). The Company will survive the Merger and become a wholly-owned subsidiary of SpectraSite. A copy of the Joint Press Release, dated May 17, 1999 issued by the Company and SpectraSite is attached as
Exhibit 99.1.

Exchange Ratio. In the Merger, each issued and outstanding share of common stock of the Company will be converted into 1.81 shares of common stock of SpectraSite. As a result, upon consumation of the Merger, the shareholders of the Company would own approximately 20% of SpectraSite.

Termination Fee. The Company will be required to pay SpectraSite a termination fee of $12 million plus expenses if the Merger Agreement is terminated due to certain events described in the Merger Agreement.

Stockholder Agreements. Certain directors, officers and major stockholders of the Company who own approximately 49% of the outstanding shares of common stock of the Company have agreed to vote in favor of the Merger and against any matter that would impede or be inconsistent with the Merger pursuant to Stockholder Agreements dated as of May 15, 1999 between SpectraSite and such persons (the "Stockholder Agreements"). The Stockholder Agreements terminate upon termination of the Merger Agreement, except for two stockholders, who together hold approximately 25% of the outstanding common stock of the Company, whose agreements extend for an additional nine months. Stockholders may not sell or dispose their shares during the term of the Stockholder Agreements. Copies of the Stockholder Agreements are attached hereto as Exhibits 2.2 through 2.9.

ITEM 7.   EXHIBITS.
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2.1       Agreement and Plan of Merger, dated as of May 15, 1999, among Westower
          Corporation, SpectraSite Holdings, Inc. and W Acquisition Corp.

2.2 Stockholder Agreement, dated as of May 15, 1999, between SpectraSite Holdings, Inc. and Calvin J. Payne, Patricia Boris and the Calvin J. Payne Family Trust.

2.3 Stockholder Agreement, dated as of May 15, 1999, between SpectraSite Holdings, Inc. and S. Roy Jeffrey, L. Sharleen Jeffrey and the S. Roy Jeffrey Family Trust.

2.4 Stockholder Agreement, dated as of May 15, 1999, between SpectraSite Holdings, Inc. and Michael J. Anderson and Constance S. Anderson.

2.5 Stockholder Agreement, dated as of May 15, 1999, between SpectraSite Holdings, Inc. and Mark Buechley.

2.6 Stockholder Agreement, dated as of May 15, 1999, between the SpectraSite Holdings, Inc. and Seth Buechley.

2.7 Stockholder Agreement, dated as of May 15, 1999, between SpectraSite Holdings, Inc, and Tom T. Cunningham.

2.8 Stockholder Agreement, dated as of May 15, 1999, among SpectraSite Holdings, Inc. and Peter Jeffrey and the Peter Jeffrey Family Trust.

2.9 Stockholder Agreement dated as of May 15, 1999, between SpectraSite Holdings, Inc. and Bruce E. Toll.

2.10 Agreement of Sale and Amendment to Purchase Agreement, dated May 15, 1999, between Westower Corporation and BET Associates, L.P.

99.1 Joint Press Release, dated May 17, 1999, issued by SpectraSite Holdings, Inc and Westower Corporation.

                                       2
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                                   SIGNATURE
                                   ---------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              WESTOWER CORPORATION



Date:  May 18, 1999           By: /s/ Peter Lucas
                              --------------------------------
                              Peter Lucas, Senior Vice President,
                              Chief Financial Officer, Treasurer
                              and Secretary
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                                 Exhibit Index
                                 -------------


Exhibit
-------

2.1 Agreement and Plan of Merger, dated as of May 15, 1999, among Westower Corporation, SpectraSite Holdings, Inc. and W Acquisition Corp.

2.2 Stockholder Agreement, dated as of May 15, 1999, between SpectraSite Holdings, Inc. and Calvin J. Payne, Patricia Boris and the Calvin J. Payne Family Trust.

2.3 Stockholder Agreement, dated as of May 15, 1999, between SpectraSite Holdings, Inc. And S. Roy Jeffrey, L. Sharleen Jeffrey and the S. Roy Jeffrey Family Trust.

2.4 Stockholder Agreement, dated as of May 15, 1999, between SpectraSite Holdings, Inc. and Michael J. Anderson and Constance S. Anderson.

2.5 Stockholder Agreement, dated as of May 15, 1999, between SpectraSite Holdings, Inc. and Mark Buechley.

2.6 Stockholder Agreement, dated as of May 15, 1999, between SpectraSite Holdings, Inc. and Seth Buechley.

2.7 Stockholder Agreement, dated as of May 15, 1999, between SpectraSite Holdings, Inc. and Tom T. Cunningham.

2.8 Stockholder Agreement, dated as of May 15, 1999, among SpectraSite Holdings, Inc. and Peter Jeffrey and the Peter Jeffrey Family Trust.

2.9 Stockholder Agreement dated as of May 15, 1999, between SpectraSite Holdings, Inc. and Bruce E. Toll.

2.10 Agrement of Sale and Amendment to Purchase Agreement, dated as of May 15, 1999, between Westower Corporation and BET Associates, L.P.

99.1 Joint Press Release, dated May 17, 1999, issued by SpectraSite Holdings, Inc. and Westower Corporation.